Exhibit 99

               Ameron International Announces Quarterly Dividend

    PASADENA, Calif.--(BUSINESS WIRE)--Sept. 24, 2004--The Board of Directors of Ameron International (NYSE:AMN) has declared a quarterly dividend of 20 cents per share of common stock payable November 16, 2004 to stockholders of record October 28, 2004.

    CONTACT: Ameron International
             Gary Wagner, 626-683-4000